FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS
2012 FOURTH-QUARTER AND YEAR-END RESULTS

FOURTH-QUARTER 2012

•	Record net revenues of $158.5 million, a 6 percent increase over fourth-quarter 2011, due to growth in Gaming, Online Business

•	EBITDA of $17.6 million, second highest all-time fourth-quarter EBITDA

•	Riverwalk acquisition helps drive 18 percent increase in Gaming EBITDA

FULL-YEAR 2012

•	Record net revenues of $732.4 million, up 5 percent over 2011

•	EBITDA of $151.5 million, driven by Online Business and Gaming growth

•	Online Business handle increases nearly 11 percent, continues to outpace industry

LOUISVILLE, Ky. - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or Company) today, Wednesday, Feb. 27, 2013, reported business results for the fourth-quarter and year ended Dec. 31, 2012.

MANAGEMENT COMMENTARY
“CDI's strong performance in 2012 was reflected in the 27.5 percent increase in the market price of Churchill Downs common stock from $52.13 at the end of 2011 to $66.45 at the end of 2012, and our second, consecutive 20 percent dividend increase, from $0.60 to $0.72 per share,” said CDI Chairman and Chief Executive Officer Robert L. Evans. “I want to thank our customers for their continued loyalty and our employees for their exceptional contributions to CDI's success in 2012.”

2012 FOURTH-QUARTER BUSINESS RESULTS
During the fourth-quarter of 2012, CDI grew net revenues from continuing operations to $158.5 million, an increase of 6 percent from net revenues of $149.3 million recorded during the prior year.

Gaming net revenues increased 21 percent to $62.9 million, from $52.2 million, during the same period in 2011, reflecting the contribution of Riverwalk Casino Hotel (Riverwalk) which was acquired on October 23, 2012. Racing Operations net revenues declined 7 percent to $48.5 million, from $52.1 million in 2011, primarily due to Churchill Downs Racetrack not hosting the Breeders' Cup World Championships (Breeders' Cup) in 2012, as it did in 2011. Online Business net revenues increased 2 percent to $40.9 million, driven by a 4.3 percent increase in pari-mutuel handle and continuing growth in customers at TwinSpires.com. By comparison, according to amounts reported by Equibase, total U.S. thoroughbred industry handle declined 3.6 percent during the fourth-quarter of 2012.

Net earnings from continuing operations for the fourth-quarter of 2012 were $2.4 million, or $0.14 per diluted common share, versus $4.3 million, or $0.25 per diluted common share, during the final quarter of 2011.

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CDI's fourth-quarter EBITDA (earnings before interest, taxes, depreciation and amortization) decreased to $17.6 million from the record $19.6 million reported during the same period last year.

Gaming EBITDA improved $2.4 million due to the acquisition of Riverwalk. Racing EBITDA declined $1.5 million primarily due to Churchill Downs Racetrack not hosting the Breeders' Cup in 2012, as they did in 2011. In addition, Corporate EBITDA decreased $2.1 million during the fourth-quarter of 2012 due to increases in equity compensation expenses related to the successful performance of the Company during 2012. Finally, Online Business EBITDA declined $0.7 million as expenditures related to the Company's new real money gaming site, Luckity.com, offset incremental EBITDA generated by growth in the segment's core operations.

2012 YEAR-END BUSINESS RESULTS
Net revenues from continuing operations for 2012 climbed to an all-time record $732.4 million, up from $696.9 million in 2011, a 5 percent increase. The growth in net revenues was due largely to the continued expansion of the Company's Online Business, a record Kentucky Oaks and Derby week performance and incremental net revenues from the October 2012 acquisition of Riverwalk.

Net revenues from the Company's Gaming segment increased $10.5 million, primarily due to $10.3 million of net revenues generated by Riverwalk. In addition, Gaming revenues increased $3.4 million at Harlow's Casino Resort & Spa (Harlow's) during the year ended December 31, 2012, which was closed for 25 days during the same period of 2011, as a result of damage sustained from the Mississippi River flooding. These increases were partially offset by a $5.0 million decline in net revenues at Calder Casino during the year ended December 31, 2012, due to increased regional competitive pressure from the opening of a new casino in Miami during January 2012, along with what we believe to be a weak South Florida economy.

Net revenues generated by CDI's Online Business increased 11 percent, or $17.9 million, to $183.3 million in 2012, compared to the previous year, reflecting an increase in Online Business handle of 10.9 percent, which continues to outpace national industry trends.

Net revenues from CDI's Racing Operations segment increased $3.2 million during 2012, reflecting an increase in revenues at Churchill Downs Racetrack due to a strong performance from Kentucky Oaks and Derby week and a 4 percent increase in live race days during the year ended December 31, 2012, as compared to the prior year.

Net earnings from continuing operations for 2012 were $58.3 million, or $3.34 per diluted common share, compared to net earnings from continuing operations of $60.8 million, or $3.55 per diluted common share, in 2011.

EBITDA for 2012 declined 5 percent compared to EBITDA recorded during 2011 primarily due to the recognition of $19.3 million in net proceeds from the Illinois Horse Racing Equity Trust Fund (HRE Trust Fund). EBITDA for 2012 represents the second highest full year EBITDA.

Racing Operations EBITDA decreased $13.5 million over the previous year, primarily from the HRE Trust Fund. Partially offsetting these declines was increased profitability of $5.4 million from the Kentucky Oaks and Derby week related to improvements in admissions, sponsorships and pari-mutuel revenues during the year ended December 31, 2012.

Gaming EBITDA increased $10.8 million, primarily due to a full year of operations at Harlow's and the acquisition of Riverwalk. Harlow's generated EBITDA of $26.5 million during the year ended December

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31, 2012, compared to EBITDA of $17.5 million during the prior year. Harlow's results included insurance recoveries, net of losses, of $6.5 million during 2012 compared to $0.4 million during the prior year. The Company's acquisition of Riverwalk generated EBITDA of $2.8 million during the year ended December 31, 2012. Partially offsetting these increases was a decline in EBITDA of $1.1 million at Calder Casino due to competitive pressures and local economy challenges.

Online Business EBITDA increased 7 percent, or $2.5 million, to $40.3 million over the previous year reflecting a 10.9 percent increase in our pari-mutuel handle driven by organic growth in customers and average daily wagering. Partially offsetting this increase were expenditures related to the launch of Luckity.com, in addition to certain non-recurring employee costs.

Corporate EBITDA decreased by $5.8 million due to higher long-term compensation expenses related to the 2012 financial performance of the Company, in addition to the impact of a non-recurring gain of $2.7 million related to a financial note conversion during 2011.

BUSINESS RESULTS CONFERENCE CALL
A conference call regarding this news release is scheduled for Thursday, Feb. 28, 2013, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (877) 372-0878 and entering the pass code 75239964 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. The online replay will be available at approximately noon EDT and continue for two weeks. A copy of the Company's news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company's operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company's financial results in accordance with GAAP.

ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; as well as a casino hotel in Vicksburg, Miss.; CDI also owns the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; Luckity.com, offering fun games online for a chance to win cash prizes; Bluff Media, an Atlanta-based multimedia poker company; and a collection of racing-related telecommunications and data companies. Information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act.

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The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states' racetracks and casinos near our operations; our continued ability to effectively compete for the country's horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen's groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the inability of our Online Business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

You should read this discussion in conjunction with the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
for three months ended December 31,
(in thousands, except per common share data)

	2012	2011	% Change
Net revenues:
Racing	$48,547	$52,062	(7)
Gaming	62,912	52,161	21
Online	40,949	40,072	2
Other	6,086	4,970	22
	158,494	149,265	6
Operating expenses:
Racing	54,980	56,614	(3)
Gaming	46,564	39,185	19
Online	28,210	27,443	3
Other	6,873	5,636	22
Selling, general and administrative expenses	19,323	14,048	38
Insurance (recoveries) losses, net	(492)	38	F
Operating income	3,036	6,301	(52)
Other income (expense):
Interest income	6	228	(97)
Interest expense	(1,453)	(1,427)	(2)
Equity in losses of unconsolidated investments	(446)	(690)	35
Miscellaneous, net	180	94	91
	(1,713)	(1,795)	5
Earnings from continuing operations before provision for income taxes	1,323	4,506	(71)
Income tax benefit (provision)	1,051	(235)	F
Earnings from continuing operations	2,374	4,271	(44)
Discontinued operations, net of income taxes:
Loss from operations	—	(62)	(100)
Gain on sale of assets	—	3,404	(100)
Net earnings and comprehensive income	$2,374	$7,613	(69)
Net earnings per common share data:
Basic
Earnings from continuing operations	$0.14	$0.25	(44)
Discontinued operations	—	0.20	(100)
Net earnings	$0.14	$0.45	(69)
Diluted
Earnings from continuing operations	$0.14	$0.25	(44)
Discontinued operations	—	0.19	(100)
Net earnings	$0.14	$0.44	(68)
Weighted average shares outstanding:
Basic	17,172	17,042
Diluted	17,590	17,200

Churchill Downs Incorporated Reports 2012 Fourth-Quarter and Year-End Results
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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
for the years ended December 31,
(in thousands, except per common share data)

	2012	2011	% Change
Net revenues:
Racing	$302,088	$298,920	1
Gaming	223,112	212,629	5
Online	183,279	165,416	11
Other	23,904	19,889	20
	732,383	696,854	5
Operating expenses:
Racing	255,405	259,369	(2)
Gaming	163,686	157,875	4
Online	123,476	113,243	9
Other	26,241	20,828	26
Selling, general and administrative expenses	73,829	65,501	13
Insurance recoveries, net of losses	(7,006)	(972)	F
Operating income	96,752	81,010	19
Other income (expense):
Interest income	90	468	(81)
Interest expense	(4,531)	(8,924)	(49)
Equity in losses of unconsolidated investments	(1,701)	(1,113)	53
Miscellaneous, net	819	23,643	(97)
	(5,323)	14,074	U
Earnings from continuing operations before provision for income taxes	91,429	95,084	(4)
Income tax provision	(33,152)	(34,289)	(3)
Earnings from continuing operations	58,277	60,795	(4)
Discontinued operations, net of income taxes:
Loss from operations	(1)	(1)	—
Gain on sale of assets	—	3,561	(100)
Net earnings and comprehensive income	$58,276	$64,355	(9)
Net earnings per common share data:
Basic
Earnings from continuing operations	$3.39	$3.59	(6)
Discontinued operations	—	0.21	(100)
Net earnings	$3.39	$3.80	(11)
Diluted
Earnings from continuing operations	$3.34	$3.55	(6)
Discontinued operations	—	0.21	(100)
Net earnings	$3.34	$3.76	(11)
Weighted average shares outstanding:
Basic	17,047	16,638
Diluted	17,475	17,125

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended December 31,
(in thousands, except per common share data)

	2012	2011	% Change

Net revenues from external customers:
Churchill Downs	$14,958	$17,328	(14)
Arlington Park	6,275	7,421	(15)
Calder	17,192	16,962	1
Fair Grounds	10,122	10,351	(2)
Total Racing Operations	48,547	52,062	(7)
Calder Casino	18,956	20,245	(6)
Fair Grounds Slots	11,155	10,043	11
VSI	8,967	8,486	6
Harlow's Casino	13,504	13,387	1
Riverwalk Casino	10,330	—	100
Total Gaming	62,912	52,161	21
Online Business	40,949	40,072	2
Other Investments	5,860	4,906	19
Corporate	226	64	F
Net revenues from external customers	$158,494	$149,265	6

Intercompany net revenues:
Churchill Downs	$1,173	$1,095	7
Arlington Park	902	565	60
Calder	433	1,178	(63)
Fair Grounds	437	365	20
Total Racing Operations	2,945	3,203	(8)
Online Business	167	185	(10)
Other Investments	820	618	33
Eliminations	(3,932)	(4,006)	(2)
Net revenues	$—	$—	—

Reconciliation of Segment EBITDA to net earnings:
Racing Operations	$(4,301)	$(2,831)	(52)
Gaming	15,951	13,529	18
Online Business	8,334	9,069	(8)
Other Investments	(252)	(175)	(44)
Corporate	(2,177)	(36)	U
Total EBITDA	17,555	19,556	(10)
Depreciation and amortization	(14,785)	(13,851)	7
Interest income (expense), net	(1,447)	(1,199)	(21)
Income tax benefit (provision)	1,051	(235)	F
Earnings from continuing operations	2,374	4,271	(44)
Discontinued operations, net of income taxes	—	3,342	(100)
Net earnings and comprehensive income	$2,374	$7,613	(69)

Churchill Downs Incorporated Reports 2012 Fourth-Quarter and Year-End Results
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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the years ended December 31,
(in thousands, except per common share data)

	2012	2011	% Change

Net revenues from external customers:
Churchill Downs	$124,255	$121,886	2
Arlington Park	69,077	69,694	(1)
Calder	64,566	62,715	3
Fair Grounds	44,190	44,625	(1)
Total Racing Operations	302,088	298,920	1
Calder Casino	77,864	82,819	(6)
Fair Grounds Slots	42,881	41,553	3
VSI	35,433	35,052	1
Harlow's Casino	56,604	53,205	6
Riverwalk Casino	10,330	—	100
Total Gaming	223,112	212,629	5
Online Business	183,279	165,416	11
Other Investments	22,872	19,563	17
Corporate	1,032	326	F
Net revenues from external customers	$732,383	$696,854	5

Intercompany net revenues:
Churchill Downs	$5,592	$5,088	10
Arlington Park	4,712	3,725	26
Calder	1,583	2,307	(31)
Fair Grounds	1,270	1,164	9
Total Racing Operations	13,157	12,284	7
Online Business	836	786	6
Other Investments	3,466	2,015	72
Eliminations	(17,459)	(15,085)	16
Net revenues	$—	$—	—

Reconciliation of Segment EBITDA to net earnings:
Racing Operations	$50,793	$64,285	(21)
Gaming	67,807	57,008	19
Online Business	40,280	37,740	7
Other Investments	(265)	1,042	U
Corporate	(7,145)	(1,365)	U
Total EBITDA	151,470	158,710	(5)
Depreciation and amortization	(55,600)	(55,170)	1
Interest income (expense), net	(4,441)	(8,456)	(47)
Income tax benefit (provision)	(33,152)	(34,289)	(3)
Earnings from continuing operations	58,277	60,795	(4)
Discontinued operations, net of income taxes	(1)	3,560	(100)
Net earnings and comprehensive income	$58,276	$64,355	(9)

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months and years ended December 31,
(in thousands)

	Three Months Ended December 31,		Change
	2012	2011	$	%
Racing Operations	$(2,426)	$(2,377)	$(49)	2
Gaming	(2,667)	(2,137)	(530)	25
Online Business	(1,787)	(1,652)	(135)	8
Other Investments	(274)	91	(365)	U
Corporate Income	7,154	6,075	1,079	18
Total management fees	$—	$—	$—

	Year Ended December 31,		Change
	2012	2011	$	%
Racing Operations	$(11,969)	$(11,197)	$(772)	7
Gaming	(8,471)	(7,677)	(794)	10
Online Business	(6,946)	(6,001)	(945)	16
Other Investments	(932)	(860)	(72)	8
Corporate Income	28,318	25,735	2,583	10
Total management fees	$—	$—	$—

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CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended December 31, (in thousands)

	2012	2011
Cash flows from operating activities:
Net earnings and comprehensive income	$58,276	$64,355
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	55,600	55,170
Asset impairment loss	25	511
Gain on sale of business	—	(271)
(Gain) loss on asset disposition	(128)	52
Equity in losses of unconsolidated investments	1,701	1,113
Unrealized gain on derivative instruments	—	(3,096)
Share-based compensation	7,613	5,531
Deferred tax provision	9,659	14,097
Other	910	2,489
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Restricted cash	9,178	18,342
Accounts receivable	(5,396)	(407)
Other current assets	(3,075)	3,235
Income taxes	764	7,995
Accounts payable	3,459	14,447
Purses payable	(10,148)	7,301
Accrued expenses	9,923	2,441
Deferred revenue	8,804	3,633
Deferred riverboat subsidy	—	(40,492)
Other assets and liabilities	(2,758)	16,549
Net cash provided by operating activities	144,407	172,995
Cash flows from investing activities:
Additions to property and equipment	(41,298)	(22,667)
Acquisition of businesses, net of cash acquired	(142,915)	—
Acquisition of gaming license	(2,250)	(2,250)
Investment in joint venture	(19,850)	—
Purchases of minority investments	(2,153)	(1,189)
Proceeds on sale of property and equipment	833	55
Proceeds from insurance recoveries	10,505	183
Change in deposit wagering asset	(2,860)	(1,010)
Net cash used in investing activities	(199,988)	(26,878)
Cash flows from financing activities:
Borrowings on bank line of credit	554,248	320,181
Repayments of bank line of credit	(472,083)	(457,736)
Change in bank overdraft	555	(188)
Payments of dividends	(22,461)	(8,165)
Repurchase of common stock	(5,094)	(1,308)
Common stock issued	6,377	725
Windfall (shortfall) tax benefit from share-based compensation	1,407	151
Loan origination fees	(67)	(155)
Change in deposit wagering liability	2,551	802
Net cash provided by (used in) financing activities	65,433	(145,693)
Net increase in cash and cash equivalents	9,852	424
Cash and cash equivalents, beginning of year	27,325	26,901
Cash and cash equivalents, end of year	$37,177	$27,325

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31,
(in thousands)

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$37,177	$27,325
Restricted cash	38,241	44,559
Accounts receivable, net	47,152	49,773
Deferred income taxes	8,227	8,727
Income taxes receivable	2,915	3,679
Other current assets	13,352	10,399
Total current assets	147,064	144,462
Property and equipment, net	542,882	477,356
Goodwill	250,414	213,712
Other intangible assets, net	143,141	103,827
Other assets	30,836	8,665
Total assets	$1,114,337	$948,022
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,278	$56,514
Bank overdraft	6,027	5,473
Purses payable	19,084	20,066
Accrued expenses	65,537	47,816
Dividends payable	—	10,110
Current maturities of long-term debt	209,728	—
Deferred revenue	43,916	33,472
Total current liabilities	406,570	173,451
Long-term debt, net of current maturities	—	127,563
Other liabilities	21,030	29,542
Deferred revenue	17,794	17,884
Deferred income taxes	24,648	15,552
Total liabilities	470,042	363,992
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,448 shares issued at December 31, 2012 and 17,178 shares issued at December 31, 2011	274,709	260,199
Retained earnings	369,586	323,831
Total shareholders’ equity	644,295	584,030
Total liabilities and shareholders’ equity	$1,114,337	$948,022